MANAGEMENT AND CONSULTING AGREEMENT

                     SWISS REINSURANCE AMERICA CORPORATION
                                237 Park Avenue
                            New York, New York 10017
                                October 4, 1996

Home State Holdings, Inc.
Three South Revmont Drive
Shrewsbury, New Jersey 07702

Re: Management Services


Gentlemen:

        This letter will confirm the agreement between Swiss Reinsurance America Corporation, a New York corporation ("Swiss Re"), and Home State Holdings, Inc., a Delaware corporation (the "Company"), pursuant to which Swiss Re will render to the Company certain management and consulting services in connection with the operation and conduct of the Company's and its subsidiaries' business. Swiss Re shall commence providing these services as of the date of this letter agreement (this "Agreement"). Swiss Re and the Company shall agree, from time to time, on the specific type and extent of services to be provided pursuant to this Agreement.

        As consideration for the management and consulting services to be provided to it by Swiss Re, the Company shall pay Swiss Re a minimum monthly (each calendar month being a "Payment Period") retainer fee of $8,333.33 which payment shall be made on the first day of each such Payment Period with the first such payment to be made on the date hereof. The retainer fee is a minimum fee for services to be rendered regardless of the amount of services requested and rendered hereunder.

        Swiss Re shall also be entitled to receive (or be reimbursed for) its reasonable out-of-pocket expenses incurred in connection with its services performed hereunder, upon submission of appropriate receipts and documentation in support thereof.

        In addition to its agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless Swiss Re and its affiliates (including its and their officers, directors, stockholders, partners, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by Swiss Re of services under this Agreement, and to reimburse Swiss Re and any other such indemnified person for reasonable out-of-pocket legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with Swiss Re's performance under this Agreement (whether or

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not such indemnified person is a named party in such proceedings), provided, however, that the Company shall not be responsible under this paragraph for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to result from actions taken by Swiss Re (or such other indemnified person) which constitute gross negligence or willful misconduct.

        This Agreement shall terminate on the earlier of (i) September 30, 2010 or (ii) the date on which Swiss Re neither provides reinsurance to the Company or any of its Insurance Subs nor holds, directly or indirectly, any shares of the Company's Series A Cumulative Voting Preferred Stock which are being acquired by Swiss Re on the date hereof pursuant to a Securities Purchase Agreement between, inter alia Swiss Re and the Company.

        This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns. This Agreement and its performance shall be governed by the internal laws (and not the laws of conflicts) of the State of New York.

        If the foregoing is acceptable to you, please sign this letter in the space provided below and return it to the undersigned.

                                        Very truly yours,

                                        SWISS REINSURANCE AMERICA CORPORATION,
                                        a New York corporation

                                        By: /s/ Thomas Forsyth
                                            ---------------------------------
                                           Thomas Forsyth
                                           Senior Vice President and
                                           General Counsel

ACCEPTED AND AGREED TO:

HOME STATE HOLDINGS, INC.,
a Delaware corporation

By: /s/  [CLIENT SUPPLY]
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